CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-1 Amendment No. 10 of our report dated June 24, 2010 related to financial statements of Huanjiang Jintai Mining Co., LTD for the years ended March 31, 2010 and 2009 which appears in such Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC
Schaumburg, Illinois
June 24, 2011

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847.524.0800
Fax: 847.524.1655